Filed Pursuant To Rule 433

Registration No 333-291800

November 26, 2025

Barry Silbert@BarrySilbertThis morning, @Grayscale filed a Form S-3 to convert the Zcash Trust into an ETP Launched in 2017 well before privacy emerged as an investment theme, the Zcash Trust was one of Grayscale’s earliest products Quote Grayscale@Grayscale·6hWe’ve filed the ZCSH Form S-3 - an important step required to launch the first ZEC ETPs. Zcash launched in 2016. Seeing the potential of the Zcash protocol, we launched Grayscale Zcash Trust (Ticker: ZCSH) as a private placement in 2017.

Grayscale Zcash Trust (the "Trust") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at http://sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus after filing if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, 290 Harbor Drive, Stamford, CT 06902. The Trust is speculative and entails significant risk, including possible loss of principal.